UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 14, 2012

(Date of earliest event reported)

000-23016

(Commission File Number)

Medifast, Inc.

(Exact name of registrant as specified in its charter)

Delaware	13-3714405
(State of Incorporation)	(IRS Employer Identification No.)

11445 Cronhill Drive
Owings Mills, Maryland	21117
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (410) 581-8042

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 14, 2012, Medifast, Inc. held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”) at the Medifast Distribution Center, 601 Sunrise Avenue, Ridgely, MD 21660.  At the Annual Meeting, the stockholders elected one Board of Director nominee to serve as Director until the 2014 Annual Meeting of Stockholders and four Board of Director nominees to serve as Directors until the 2015 Annual Meeting of Stockholders. The stockholders ratified the appointment of McGladrey & Pullen LLP as independent auditors for the year ending December 31, 2012.  The stockholders also approved the Company’s 2012 Share Incentive Plan.

As of the record date, there were 15,525,955 shares of the Company’s common stock outstanding and entitled to vote on each matter presented for vote at the Annual Meeting.  At the Annual Meeting, 13,745,286 or approximately 88.53% of the outstanding common shares entitled to vote were represented in person or by proxy.  Those shares were voted as follows:

1.	Election of one Class II director for a two-year term ending in 2014, and four Class III directors for a three-year term ending in 2015. All nominees were elected.
Class II Director: Margaret E. Sheetz
Class III Director: Barry B. Bondroff, George J. Lavin, Catherine T. Maguire, and Jeannette M. Mills

Director	Votes For	Votes Against	Abstentions	Broker Non- Votes
Margaret E. Sheetz	9,881,159	23,171	239,181	3,601,775
Barry B. Bondroff	10,001,308	90,729	51,474	3,601,775
George J. Lavin	9,999,643	92,486	51,382	3,601,775
Catherine T. Maguire	10,061,783	24,581	57,147	3,601,775
Jeannette M. Mills	9,999,750	26,541	117,220	3,601,775

2.	To approve the appointment of McGladrey & Pullen LLP, as the Company's independent registered public accountants for the fiscal year ending December 31, 2012.

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,656,403	1,076,981	11,902

3.	To approve the 2012 Share Incentive Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,474,701	2,657,893	10,917	3,601,775

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIFAST, INC
Dated: September 19, 2012
	By:	/s/ Brendan N. Connors
Brendan N. Connors Chief Financial Officer

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